UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                                October 30, 2001
                                (Date of earliest
                                 event reported)



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




          PENNSYLVANIA                1-1401                  23-0970240
        (State or other                (SEC                 (IRS Employer
        jurisdiction of            file number)             Identification
         incorporation)                                         Number)



                               230l Market Street
                        Philadelphia, Pennsylvania 19101
                    (Address of principal executive offices)



               Registrant's telephone number, including area code:
                                 (215) 841-4000

ITEM 5.  OTHER EVENTS.

On October 30, 2001, PECO Energy Company issued the following press release:

                         PECO ENERGY SELLS $250 MILLION
                       PRIVATE PLACEMENT OF MORTGAGE BONDS

Philadelphia (October 30, 2001) - PECO Energy Company announced today that it sold $250 million of its first mortgage bonds through a private placement. The first mortgage bonds bear interest at the rate of 5.95% per annum.

Proceeds from the first mortgage bond offering will be used to repay $250 million aggregate principal amount of PECO's First and Refunding Mortgage Bonds, 5 5/8% due November 1, 2001.

The offering of the first mortgage bonds was not registered under the Securities Act of 1933, and the first mortgage bonds may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

PECO, an Exelon Company, delivers electricity to 1.5 million customers and natural gas to 430,000 customers in southeastern Pennsylvania. Based in Philadelphia, PECO and its sister utility, ComEd in the Chicago area, are subsidiaries of Exelon Energy Delivery. Its parent, Exelon Corporation, (NYSE:
EXC), is one of the largest energy service companies in the U.S. with the largest retail utility customer base, one of the largest power generation fleets and a leading wholesale energy marketing operation in North America. In 2000, PECO delivered 92.5 billion cubic feet of natural gas and 35.36 million megawatt hours of electricity, generating $3.5 billion in revenue.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                        PECO ENERGY COMPANY


                                                        /S/ Thomas P. Hill, Jr.
                                                        ------------------------
                                                        Thomas P. Hill, Jr.
                                                        Vice President & Chief
                                                           Accounting Officer


October 30, 2001